 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)          On June 11, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 65,017,008 votes were present in person or represented by proxy, which represented 75.15% of the total outstanding eligible votes as of the record date of April 21, 2014.

(b)          The following actions were taken in the Annual Meeting:

(1)	The following eight nominees were elected to serve on the Company’s board of directors until the Company’s 2015 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Andrew D. Perlman	20,552,997	3,258,047	43,669,866
John Engelman	22,143,702	1,667,342	43,669,866
Andrew Kennedy Lang	20,843,654	2,967,390	43,669,866
Alexander R. Berger	20,568,518	3,242,526	43,669,866
Donald E. Stout	20,807,012	3,004,032	43,669,866
H. Van Sinclair	22,113,225	1,697,819	43,669,866
Ashley C. Keller	22,112,552	1,698,492	43,669,866
Noel J. Spiegel	22,163,339	1,647,705	43,669,866

(2)	The selection of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
65,017,008	741,461	1,722,441	0

(3)	The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved, on advisory basis, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
15,438,044	7,878,793	494,007	43,669,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: June 11, 2014	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer